UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 4, 2005

Pixar

(Exact name of registrant as specified in its charter)

California	0-26976	68-0086179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Park Avenue

Emeryville, CA 94608

(510) 752-3000

(Addresses, including zip code, and telephone number, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to the Rights of Security Holders

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 4, 2005, the Registrant amended its Amended and Restated Articles of Incorporation (see Exhibit 99.1) to increase the total number of shares of Common Stock that the corporation is authorized to issue from 100,000,000 to 200,000,000 and to provide that effective at the close of business on April 4, 2005 each share of Common Stock outstanding shall be automatically, and with no further action by the holders of such shares, split into two shares of Common Stock (the “Stock Split”).

A copy of a press release issued by the Registrant concerning the Stock Split is provided herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of Pixar dated April 4, 2005
99.2	Press release, dated March 23, 2005, entitled “Pixar Announces Two-for-One Stock Split”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pixar

By:	/s/ SIMON T. BAX
Simon T. Bax Executive Vice President and Chief Financial Officer

Date: April 5, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of Pixar dated April 4, 2005
99.2	Press release, dated March 23, 2005, entitled “Pixar Announces Two-for-One Stock Split”